UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2015 (April 14, 2015)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The voting results for the matters voted on at the 2015 Annual Meeting of Stockholders held on April 14, 2015 are as follows:

1.	Six directors were elected to serve one-year terms as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
Jorge A. Bermudez	166,155,464	1,145,504	375,734	11,942,919
Kathryn M. Hill	166,178,016	1,135,014	363,672	11,942,919
Leslie F. Seidman	166,160,922	1,152,144	363,636	11,942,919
Ewald Kist	165,900,294	1,399,658	376,750	11,942,919
Henry A. McKinnell, Jr., Ph.D.	164,570,364	2,739,283	367,055	11,942,919
John K. Wulff	162,718,950	4,589,604	368,148	11,942,919

The Company’s directors whose terms continued after the Annual Meeting are: Basil L. Anderson, Darrell Duffie, Ph.D. and Raymond W. McDaniel, Jr.

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2015 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,952,638	42,655	624,328	0

3.	The 2004 Moody’s Corporation Covered Employee Cash Incentive Plan, as amended, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
164,152,311	3,069,282	455,109	11,942,919

4.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
158,605,125	8,429,524	642,053	11,942,919

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: April 15, 2015